UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2015

Dorman Products, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania	18915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 4, 2015, the Board of Directors (the “Board”) of Dorman Products, Inc. (the “Company”) increased the size of the Board from five to six directors and appointed G. Michael Stakias to fill the newly created directorship effective immediately. Mr. Stakias will serve as a director of the Company until the expiration of his term on the date of the Company’s annual meeting of shareholders in 2016 and until his successor is selected and qualified, except in the event of his earlier death, resignation or removal. Mr. Stakias is expected to be named to the Board’s Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.

For his service as a director and committee member, Mr. Stakias will receive a pro rata portion of the standard compensation for service on the Board and its committees (currently $38,000 per year, plus $2,000 for each Board meeting attended and $1,000 for each committee meeting attended). In addition, Mr. Stakias is eligible to participate in the Dorman Products, Inc. 2008 Stock Option and Stock Incentive Plan.

Mr. Stakias, 65, currently serves as President and Chief Executive Officer of Liberty Partners, a New York-based private equity investment firm. From 1980 to 1998, Mr. Stakias was a partner at Blank Rome LLP, Philadelphia, PA. His practice focused on the areas of corporate securities, mergers and acquisitions, private equity, and public and emerging growth companies. Prior to joining Blank Rome in 1980, Mr. Stakias served as Senior Attorney, Division of Corporation Finance, at the Securities & Exchange Commission, Washington, DC. Mr. Stakias currently serves on the Board of Directors of STV Group, Incorporated, a privately held architectural and engineering company. Mr. Stakias also serves on the Board of Directors of Concorde Career Colleges, Inc., Henley-Putnam University, and on the Board of Trustees of the College of William & Mary - Raymond A. Mason School of Business in Williamsburg, VA. Mr. Stakias holds an LL.M. from New York University School of Law, a JD, Cum Laude, from Thomas M. Cooley Law School, and a BA in Government from the College of William and Mary.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated September 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: September 4, 2015	By:	/s/ Matthew Kohnke
		Name:	Matthew Kohnke
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated September 4, 2015.